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   As filed with the Securities and Exchange Commission on
                    November 20, 1997.
                                     Registration No. _______





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                    THE MACERICH COMPANY
   (Exact name of registrant as specified in its charter)
                     ___________________

    Maryland                               95-4448705
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

233 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
          (Address of principal executive offices)

  THE MACERICH COMPANY AMENDED AND RESTATED 1994 INCENTIVE PLAN
                  (Full title of the plan)

                      Arthur M. Coppola
            President and Chief Executive Officer
 233 Wilshire Boulevard, Suite 700, Santa Monica, California
                       90401
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
                         (310) 394-5333

                            Copy to:
                       Richard A. Bayer
                 Secretary and General Counsel

              CALCULATION  OF REGISTRATION  FEE


                                  Proposed    Proposed
                                  maximum     maximum
Title of           Amount         offering    aggregate       Amount of
securities         to be          price       offering        registration
to be registered   registered     per unit    price           fee

Common Stock,      2,500,000(1)   $26.78(2)   $66,953,125(2)  $20,288.83(2)
par value $0.01    shares
per share (1)


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase the shares of Common Stock that may be granted under the Plan, and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 19, 1997 as reported on the New York Stock Exchange and as published in the Western Edition of The Wall Street Journal.


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                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of The Macerich Company (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a)  Annual Report on Form 10-K for the year ended December
       31, 1996;

  (b) Quarterly Reports on Form 10-Q for the Company's quarters ended March 31, 1997, June 30, 1997 and
       September 30, 1997;

  (c)  Current Report on Form 8-K for an event dated June 20,
       1997;

  (d) Current Report on Form 8-K, as amended by Form 8-K/A, for an event dated August 6, 1997; and

  (e) The description of the Company's Common Stock contained in its Registration Statement filed on Form
       8-A, dated March 9, 1994, as amended on Form 8-K, dated August 5, 1994, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

The information and contents of Registration Statement
No. 33-84040 on Form S-8, which was previously filed with the Securities and Exchange Commission by the Company, is incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.


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                         SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on November 19, 1997.




                     By:  /s/ ARTHUR M. COPPOLA
                          Arthur M. Coppola
                          Its: President and Chief
                               Executive Officer


                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Arthur M. Coppola, Thomas E. O'Hern and Richard
A. Bayer, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                              DATE


/s/ MACE SIEGEL              Chairman of the Board              November 19, 1997
Mace Siegel                  of Directors


/s/ ARTHUR M. COPPOLA        Director, President and            November 19, 1997
Arthur M. Coppola            Chief Executive Officer
                             (Principal Executive Officer)


/s/ EDWARD C. COPPOLA        Director, Executive Vice           November 19, 1997
Edward C. Coppola            President and Director of
                             Acquisitions


                             Director                           November 19, 1997
James S. Cownie



/s/ THEODORE S. HOCHSTIM     Director                           November 19, 1997
Theodore S. Hochstim


                             Director                           November 19, 1997
Fred S. Hubbell



/s/ STANLEY A. MOORE         Director                           November 19, 1997
Stanley A. Moore


/s/ DR. WILLIAM P. SEXTON    Director                           November 19, 1997
Dr. William P. Sexton


/s/ THOMAS E. O'HERN         Senior Vice President, Chief       November 19, 1997
                             Financial Officer and Treasurer
                             (Principal Financial Officer and
                             Principal Accounting Officer

/s/ DANA K. ANDERSON         Director, Vice Chairman of         November 19, 1997
Dana K. Anderson             the Board of Directors and
                             Chief Operating Officer


                        EXHIBIT INDEX


Exhibit
Description


4.1.     The Macerich Company Amended and Restated
         1994 Incentive Plan.

4.2      Form of Employee Incentive and Nonqualified
         Stock Option Agreement.

4.3      Form of Employee Nonqualified Stock Option
         Agreement.

5.       Opinion of Ballard Spahr Andrews & Ingersoll
         (opinion re legality).

23.1     Consent of Independent Accountants.

23.2     Consent of Ballard Spahr Andrews & Ingersoll
         (included in Exhibit 5).

24.      Power of Attorney (included in this
         Registration Statement under "Signatures").

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